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                                December 5, 1997




OFICS Filer Support
Mail Stop 0-7
6432 General Green Way
Alexandria, VA  22313-2413

               Re: Transamerica Consumer Mortgage Receivables Corporation
                   Registration Statement of Form S-3
                   SEC File No. 333-00282
                   Form 8-K

Ladies and Gentlemen:

     On behalf of Transamerica Consumer Mortgage Receivables Corporation (the "Registrant"), we transmit for filing by EDGAR a report on Form 8-K including the consent of KPMG Peat Marwick LLP to the incorporation by reference of the consolidated financial statements of Ambac Assurance Corporation in the Registration Statement of the Registrant and in the prospectus supplement of the Registrant dated December 4, 1997.

     If you have any questions regarding the attached, please contact me at
(415) 773-5458, Dora Mao at (415) 773-5628 or Mark Levie at (415) 773-5955.

                                       Sincerely,

                                       /s/ Bruce J. Grant

                                       Bruce J. Grant